NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

US $220,000.00

CAN B CORP.
12% CONVERTIBLE REDEEMABLE NOTE
DUE JUNE 17, 2021

FOR VALUE RECEIVED, CAN B CORP. (the "Company") promises to pay to the order of EAGLE EQUITIES, LLC and its authorized successors and Permitted Assigns, defined below, ("Holder"), the aggregate principal face amount TWO HUNDRED TWENTY THOUSAND DOLLARS exactly (U.S. **$220,000.00**) (the "Principal Amount") on JUNE 17, 2021 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 12% per annum commencing on JUNE 17, 2020 (the "Effective Date"). This Note shall contain a 10% OID such that the purchase price shall be **$200,000.00**. The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 390 Whalley Avenue, New Haven, CT 06511, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein. Permitted Assigns means any Holder assignment, transfer or sale of all or a portion of this Note accompanied by an Opinion of Counsel as provided for in Section 2(f) of the Securities Purchase Agreement of approximate date herewith entered into between the parties (the "Securities Purchase Agreement").

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This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with Opinions of Counsel as provided for in Section 2(f) of the Securities Purchase Agreement.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), applicable state securities laws and Sections 2(f) and 5(f) of the Securities Purchase Agreement. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All notices of conversion will be accompanied by an Opinion of Counsel.

4. (a) The Holder of this Note is entitled, at its option, at any time after 180 days from the Effective Date, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to **80%** of the **lowest Closing bid price** of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ***twenty (20)*** prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered together with an Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within three (3) business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within three (3) business days of receipt by the Company of the Notice of Conversion. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company's Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all

Initials: NM, ____

conversions submitted pending this increase. *In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 50% instead of 80% while that "Chill" is in effect.* If the Company fails to maintain the share reserve at the 4x discount of the Note (the "Share Reserve") 60 days after the issuance of this Note, the conversion discount shall be increased by 10%. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.99% upon 61 days prior written notice by the Investor). If the Company offers a conversion discount or other more favorable conversion terms (whether via interest, rate OID or otherwise) or lookback period to another party ("Third Party Note") or otherwise grants any other more favorable terms to any third party than those contained herein while this Note is in effect, then, the Holder, at its option, may incorporate any or all those terms in this Note. If those terms pertain to a conversion discount or lookback period, then the Holder shall be allowed to convert this note at the same price as that which was offered in the Third Party Note. Notwithstanding anything contained in the Section to the contrary, this Section shall not be applicable to the sale of shares of Common Stock or other securities sold (i) to affiliates or employees of the Company or (ii) to any person under a Regulation A+ offering qualified by the Securities and Exchange Commission ("SEC").

(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 12% per annum. Except as set forth in Section 4(c) below, interest shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c) During the first six months this Note is in effect, the Company may prepay this in whole or in part Note by providing written notice of the same to Holder and paying to the Holder an amount as follows:

Date	Amount
0-30 days	115% * (P+I)
31-60 days	120% * (P+I)
61-90 days	125% * (P+I)
91-180 days	130% * (P+I)

Where "P" is the amount of Principal Amount being prepaid and "I" is the accrued but unpaid interest on the Note.

This Note may not be prepaid after 180 days. The prepayment must be closed and paid for within three (3) business days of the Company sending the prepayment demand or the prepayment will be invalid and considered null and void.

(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of

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outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the outstanding Principal Amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(e) In case of any Sale Event (not to include a sale of all or substantially all of the Company's assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company;

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities

Initials: [signature], ____

Purchase Agreement under which this Note was issued shall be false or misleading in any respect;

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder;

(d) The Company shall (1) become insolvent (which does not include a "going concern" opinion); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable;

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment;

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company;

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;

(h) The Company shall default on or breach any term of any other note of similar debt instrument into which the Company has entered and fail to cure such default within the appropriate grace period;

(i) The Company shall have its Common Stock delisted from an exchange (including the OTC Markets exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than ten (10) consecutive days or ceases to file its reports with the SEC as required by the Securities Exchange Act of 1934, as amended;

(j) Intentionally omitted.

(k) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within three (3) business days of its receipt of a Notice of Conversion which includes an Opinion of Counsel expressing an opinion which supports the removal of a restrictive legend;

(l) The Company shall not replenish the reserve set forth in Section 12, within three (3) business days of the request of the Holder;

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(m) The Company shall be delinquent in its periodic report filings with the Securities and Exchange Commission; or

(n) The Company shall cause to lose the "bid" price for its stock in a market (including the OTC marketplace or other Exchange).

Then, or at any time thereafter, unless cured within five (5) days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the parties agree that damages shall be difficult to determine and agree on liquidated damages in the amount of $250 per day the shares are not issued beginning on the 4th day after the Conversion Notice was delivered to the Company. The agreed liquidated damages shall increase to $500 per day beginning on the 10th day after the Conversion Notice was delivered to the Company. In the event of a breach of Section 8(n), the parties agree that damages shall be difficult to determine and hereby agree to an increase of the outstanding principal amounts by 20% as a liquidated damages payment. In case of a breach of Section 8(i), the parties agree that damages will be difficult to determine and agree that the outstanding principal due under this Note shall increase by 50% as a liquidated damages payment. If this Note is not paid at maturity, or within ten (10) days thereof, the outstanding principal due under this Note shall increase by 10%. Further, if a breach of Section 8(m) occurs or is continuing after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share.

Provided that no Event of Default has occurred under this Note, the Holder's sale of the Common Stock issued to the Holder pursuant to any conversion of this Note shall be limited to the greater of (i) 15% of the daily volume of the Common Stock during each respective trading day or (ii) 200,000 shares of Common Stock for each respective trading day".

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be

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adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. The Company represents that it is not a "shell" issuer and that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a "shell issuer".

12. The Company shall issue irrevocable transfer agent instructions reserving the Share Reserve. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all transfer agent costs associated with issuing and delivering the share certificates to Holder. If such amounts are to be paid by the Holder, it may deduct such amounts from the Conversion Price. The company should at all times reserve a minimum of four times the amount of shares required if the note would be fully converted. The Holder may reasonably request increases from time to time to maintain such reserved amounts. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

13. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

14. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: JUNE 17, 2020

CAN B CORP.

By: ______________________
Name: Marco Alfonsi
Title: CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $__________ of the above Note into _________ Shares of Common Stock of CAN B CORP. ("Shares") according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ______________________________
Applicable Conversion Price: ______________________________
Signature: ______________________________
[Print Name of Holder and Title of Signer]
Address: ______________________________
____

SSN or EIN: ______________
Shares are to be registered in the following name: ______________________________

Name: ______________________________
Address: ______________________________
Tel: ______________
Fax: ______________
SSN or EIN: ______________

Shares are to be sent or delivered to the following account:

Account Name: ______________________________
Address: ______________________________

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